UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2013

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Increase in Borrowing Base Availability under KeyBank Line of Credit

As previously reported in a Current Report on Form 8-K filed on April 4, 2012, Carter Validus Mission Critical REIT, Inc. (the “Company”), through its operating partnership, Carter/Validus Operating Partnership, L.P. (“CVOP”), entered into a credit agreement (as amended from time to time, the “KeyBank Line of Credit Agreement”) with KeyBank National Association (“KeyBank”) and the other lenders party thereto, to obtain a secured revolving credit facility in an aggregate maximum principal amount of $110,000,000 (the “KeyBank Line of Credit”), consisting of a $55,000,000 revolving line of credit, with a maturity date of November 19, 2015, subject to CVOP’s right to a 12-month extension, and a $55,000,000 term loan, with a maturity date of November 19, 2016, subject to CVOP’s right to a 12-month extension.

On June 6, 2013, in connection with the May 31, 2013 acquisition of a 15,966 rentable square foot healthcare facility located in Mountain Top, Pennsylvania (the “Wilkes-Barre Healthcare Facility”), CVOP, through wholly-owned subsidiaries, entered into two joinder agreements and an assignment of leases and rents with KeyBank to add the Wilkes-Barre Healthcare Facility to the collateral pool of the KeyBank Line of Credit, which increased CVOP’s borrowing base availability under the KeyBank Line of Credit by approximately $2,244,000, bringing the total borrowing base availability under the KeyBank Line of Credit to an aggregate of $86,983,000. As previously disclosed in the Current Report on Form 8-K filed on March 19, 2013, the KeyBank Line of Credit bears interest at per annum rates equal to, at CVOP’s option, either: (a) the London Interbank Offered Rate, plus an applicable margin ranging from 2.50% to 3.50%, which is determined based on the overall leverage of CVOP; or (b) a base rate which means, for any day, a fluctuating rate per annum equal to the prime rate for such day, plus an applicable margin ranging from 1.25% to 2.25%, which is determined based on the overall leverage of CVOP. CVOP also pledged a security interest in the Wilkes-Barre Healthcare Facility as collateral to secure the KeyBank Line of Credit pursuant to a mortgage agreement, dated June 6, 2013.

As of June 6, 2013, CVOP had an outstanding balance of $55,000,000 and approximately $31,983,000 remaining available under the KeyBank Line of Credit.

The material terms of the joinder agreements, the assignment of leases and rents and the mortgage agreement are qualified in their entirety by the agreements attached as Exhibit 10.1 through 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment of KeyBank Line of Credit

On June 11, 2013, CVOP, certain of the Company’s affiliates and the lenders party to the KeyBank Line of Credit entered into a second amendment to the KeyBank Line of Credit Agreement. In connection with the amendment, the definition of “Mortgage Note Receivables” appearing in Section 1.1 of the KeyBank Line of Credit Agreement was amended and restated to include mortgage and notes receivables and other promissory notes, including interest payments thereunder, in favor of, or payable to, CVOP or any subsidiary party to the KeyBank Line of Credit Agreement that are secured by (a) a mortgage loan on a data center asset or a medical asset or (b) a pledge of the equity interest in any entity which directly or indirectly owns an equity interest in any entity that owns a data center asset or a medical asset.

Additionally, Section 8.3 of the KeyBank Line of Credit Agreement, which deals with certain exceptions to the restrictions on investments made by CVOP, was amended to allow for (i) investments by CVOP or its subsidiaries (other than subsidiaries who are guarantors under the KeyBank Line of Credit Agreement) in mortgage note receivables and (ii) the acquisition of fee simple interests or long-term ground lease interests in real estate by CVOP or its subsidiaries party to the KeyBank Line of Credit Agreement that meet the property type requirements of a data center asset or a medical asset. In connection with the amendment, the lenders also acknowledged that the two loans previously made by CVOP qualified as permitted investments under Section 8.3 of the KeyBank Line of Credit Agreement.

The material terms of the second amendment to the KeyBank Line of Credit Agreement are qualified in their entirety by the agreement attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Joinder Agreement by HC-239 S. Mountain Boulevard Management, LLC to KeyBank National Association, as Agent, dated June 6, 2013.

10.2	Joinder Agreement by HC-239 S. Mountain Boulevard, LP to KeyBank National Association, as Agent, dated June 6, 2013.

10.3	Assignment of Leases and Rents by HC-239 S. Mountain Boulevard, LP to KeyBank National Association, dated June 6, 2013.

10.4	Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by HC-239 S. Mountain Boulevard, LP, as Mortgagor, to KeyBank National Association, as Agent, dated June 6, 2013.

10.5	Second Amendment to First Amended and Restated Credit Agreement, by and among CVOP, CVOP’s affiliates and the lenders party thereto, dated June 11, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

Dated: June 12, 2013	By:	/s/ Todd M. Sakow
Name: Todd M. Sakow
Title: Chief Financial Officer